EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION
as of February 28, 2013

Organized under the Laws of
MTXEPS LLC	California
InfoAmerica/USA, Inc.	Colorado
NCR European and South American Holdings LLC	Delaware
NCR Self-Service LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Italia Holdings LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Middle East Holdings LLC	Delaware
NCR Poland LLC	Delaware
NCR Solutions (Middle East) LLC	Delaware
NCR EasyPointLLC	Delaware
Data Pathing Holdings LLC	Delaware
Quantor Holdings LLC	Delaware
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Merger Sub Parent, Inc.	Delaware
NCR United Kingdom Holdings Inc.	Delaware
Retalix Holdings	Delaware
North American Research Corporation	Delaware
Prime Nanotech LLC	Delaware
Retail Control Systems, Inc.	Delaware
StoreNext Retail Technologies LLC	Delaware
Radiant Systems, Inc.	Georgia
Radiant Systems Central Europe, Inc.	Georgia
Radiant Systems International, Inc.	Georgia
Estorelink.com, Inc.	Georgia
Retailenterprise, LLC	Georgia
Radiant Payment Services, LLC	Georgia
Radiant Charity Corporation	Georgia
The National Cash Register Company	Maryland
Cornell Mayo Associates, Inc.	North Carolina
The NCR Foundation	Ohio
NCR Scholarship Foundation	Ohio
Sparks, Inc.	Ohio
Retalix US, Inc.	Texas
TCR Business Systems, Inc.	Texas
Texas Digital Systems, Inc.	Texas
NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited	Australia
Radiant Systems Asia-Pacific Pty Ltd.	Australia
RADS Australia Holdings Pty Ltd.	Australia
Quest Retail Technology Pty Ltd.	Australia

Radiant Holdings Pty Ltd.	Australia
Retalix Australia PTY Ltd.	Australia
NCR Oesterreich Ges.m.b.H.	Austria
Radiant Systems GmbH	Austria
Orderman GmbH	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
Global Assurance Limited	Bermuda
NCR Services Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Bermuda (2006) Limited	Bermuda
NCR Brasil Ltda.	Brazil
NCR Brasil - Industria de Equipamentos para Automacao S.A.	Brazil
POS Integrated Solutions De Brasil Comercio E Services de Informatica S.A.	Brazil
RDS South American Comercio E Servicos De Informatica S.A.	Brazil
Wyse Sistemas de Informatica Ltda.	Brazil
NCR Canada Ltd.	Canada
NCR Chile Industrial y Comercial Limitada	Chile
NCR (Shanghai) Technology Services Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR (Beijing) Financial Equipment System Co., Ltd.	China
Radiant Systems (Shanghai) Co. Ltd.	China
Retalix Technology (Beijing) Co. Ltd.	China
NCR Colombia Ltda.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Ceska republika, spol.s.r.o.	Czech Republic
Radiant Systems S.R.O.	Czech Republic
NCR Danmark A/S	Denmark
NCR Dominicana SRL	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC	France
Retalix France SARL	France
NCR Antilles S.A.R.L.	French West Indies
4Front Technologies SA France	France
NCR GmbH	Germany
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
NCR (China) Limited	Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Global Services Center Kf.t.	Hungary
NCR Corporation India Private Ltd.	India
Radiant Systems Retail Solutions Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Global Holdings Limited	Ireland

NCR Global Solutions Limited	Ireland
NCR International Technology Ltd.	Ireland
NCR Airside Ireland Limited	Ireland
Moon Holdings S.P.V. Ltd.	Israel
Retalix Ltd.	Israel
Retalix Israel Ltd.	Israel
StoreAlliance.com Ltd.	Israel
TradaNet Electronic Commerce Services Ltd.	Israel
DemandX Ltd.	Israel
StoreNext Ltd.	Israel
Palm Point Ltd.	Israel
P.O.S. (Restaurant Solutions) Ltd.	Israel
Kohav Orion Advertising Information Ltd.	Israel
Retalix Italia S.p.A.	Italy
NCR Italia S.r.l.	Italy
NCR Japan, Ltd.	Japan
NCR Holdings Ltd.	Japan
Retalix Japan Ltd.	Japan
NCR (Kenya) Limited	Kenya
Afrique Investments Ltd.	Kenya
Data Processing Printing and Supplies Ltd.	Kenya
NCR Korea YH	Korea
Radiant Systems International S.e.n.c.	Luxembourg
RADS International, S.Á.R.L.	Luxembourg
Radiant Systems International 2 S.e.n.c.	Luxembourg
NCR International & Co Luxembourg SNC	Luxembourg
NCR International & Co Holdings Luxembourg SNC	Luxembourg
Orderman S.Á R.L.	Luxembourg
NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd.	Malaysia
Tricubes NCR JV Sdn. Bhv.	Malaysia
Radiant Systems Retail Solutions Sdn. Bdh.	Malaysia
NCR de Mexico, S.A. de C.V.	Mexico
NCR Solutions de Mexico S. de R.L. de C.V.	Mexico
NCR Nederland B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Aftermarket B.V.	Netherlands
NCR EMEA Service Logistics Center, B.V.	Netherlands
NCR Keynesplein Holdings C.V.	Netherlands
NCR (NZ) Corporation	New Zealand
NCR Wholesale Ltd.	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge AS	Norway
NCR Corporation de Centroamerica S.A.	Panama
NCR Corporation de Panama, S.A.	Panama
NCR del Peru S.A.	Peru
NCR Corporation (Philippines)	Philippines
NCR Cebu Development Center, Inc.	Philippines
NCR Polska Sp.z.o.o.	Poland

NCR Iberia Lda	Portugal
NCR A/O	Russia
NCR d.o.o. Beograd	Serbia
NCR Singapore Pte Ltd	Singapore
NCR Asia Pacific Pte Ltd.	Singapore
Radiant Systems Retail Solutions Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
Radiant Systems Retail Solutions, S.L.	Spain
Orderman Iberica S.L.	Spain
NCR (Switzerland) GmbH	Switzerland
National Registrierkassen AG	Switzerland
NCR Systems Taiwan Ltd.	Taiwan
NCR (Thailand) Limited	Thailand
Radiant Systems Ltd.	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR Ukraine Limited	The Ukraine
NCR UK Partners LLP	United Kingdom
NCR UK Finance Ltd.	United Kingdom
NCR UK Group Limited	United Kingdom
NCR UK Holdings Limited	United Kingdom
Fluidtopco Ltd.	United Kingdom
NCR Limited	United Kingdom
NCR Properties Limited	United Kingdom
Express Boyd Limited	United Kingdom
Eurographic Industries Ltd.	United Kingdom
Mobiqa Limited	United Kingdom
Radiant Systems UK Limited	United Kingdom
Radiant Systems UK (II) Limited	United Kingdom
Radiant Systems Limited	United Kingdom
NCR Financial Solutions Group	United Kingdom
Retalix (UK) Limited	United Kingdom
NCR Zimbabwe (Private) Limited	Zimbabwe
N Timms & Co. (Private) Limited	Zimbabwe